Exhibit 99.1

CONTACT:
Tere Miller
Vice President, Corporate Communications
760-741-2111 ext. 1177

REALTY INCOME ANNOUNCES RECORD SECOND QUARTER
AND MID-YEAR OPERATING RESULTS

ESCONDIDO, CALIFORNIA, July 28, 2011...Realty Income Corporation (Realty Income), The Monthly Dividend Company® (NYSE: O), today announced operating results for the second quarter ended June 30, 2011. Access to this document is available at www.realtyincome.com. All per share amounts presented in this press release are on a diluted per common share basis, unless stated otherwise.

COMPANY HIGHLIGHTS:

For the quarter ended June 30, 2011 (as compared to the same quarterly period in 2010):
●Revenue increased 24.5% to $102.6 million
●FFO available to common stockholders increased 30.1% to $60.9 million
●FFO per share increased 6.7% to $0.48
●AFFO per share increased 6.5% to $0.49
●Net income available to common stockholders per share increased to $0.26
●Portfolio occupancy increased to 97.3% from 96.8% last quarter
●Same store rents increased 1.8% to $81.0 million
●Invested $213.5 million in ten new properties and properties under development
●Priced a $150 million re-opening offering of senior unsecured bonds due 2035
●Launched a new and expanded corporate website
●Cumulative common stock dividends paid exceed $2 billion
●Dividends paid per common share increased 0.9%
●The monthly dividend increased for the 55th consecutive quarter to an annualized amount of $1.7385 per share

Financial Results

Revenue
Revenue, for the quarter ended June 30, 2011, increased 24.5% to $102.6 million as compared to $82.4 million for the same quarter in 2010. Revenue for the six months ended June 30, 2011, increased 21.5% to $200.4 million as compared to $164.9 million for the same period in 2010.

Net Income Available to Common Stockholders
Net income available to common stockholders, for the quarter ended June 30, 2011, was $33.2 million as compared to $25.0 million for the same quarter in 2010. Net income per share, for the quarter ended June 30, 2011, was $0.26 as compared to $0.24 for the same quarter in 2010.

Net income available to common stockholders, for the six months ended June 30, 2011, was $63.1 million as compared to $49.1 million for the same period in 2010. Net income per share, for the six months ended June 30, 2011, was $0.51 as compared to $0.47 for the same period in 2010.

The calculation to determine net income for a real estate company includes impairments and/or gains from the sales of investment properties. Impairments and/or gains on property sales vary from quarter to quarter. This variance can significantly impact net income.

During the second quarter of 2011, income from continuing operations available to common stockholders was $0.25 per share as compared to $0.22 per share for the same quarter in 2010.

During the first six months of 2011, income from continuing operations available to common stockholders was $0.50 per share as compared to $0.44 per share for the same period in 2010.

FFO Available to Common Stockholders
Funds from Operations (FFO), for the quarter ended June 30, 2011, increased 30.1% to $60.9 million as compared to $46.8 million for the same quarter in 2010. FFO per share, for the quarter ended June 30, 2011, increased 6.7% to $0.48 as compared to $0.45 for the same quarter in 2010.

FFO, for the six months ended June 30, 2011, increased 25.8% to $117.5 million as compared to $93.4 million for the same period in 2010. FFO per share, for the six months ended June 30, 2011, increased 6.7% to $0.96 as compared to $0.90 for the same period in 2010.

AFFO Available to Common Stockholders
Adjusted Funds from Operations (AFFO), for the quarter ended June 30, 2011, increased 30.8% to $62.4 million as compared to $47.7 million for the same quarter in 2010. AFFO per share, for the quarter ended June 30, 2011, increased 6.5% to $0.49 as compared to $0.46 for the same quarter in 2010.

AFFO, for the six months ended June 30, 2011, increased 26.5% to $120.6 million as compared to $95.3 million for the same period in 2010. AFFO per share, for the six months ended June 30, 2011, increased 6.5% to $0.98 as compared to $0.92 for the same period in 2010.

The Company considers FFO and AFFO to be appropriate supplemental measures of a Real Estate Investment Trust’s (REIT’s) operating performance. Realty Income defines FFO consistent with the National Association of Real Estate Investment Trust’s (NAREIT’s) definition as net income available to common stockholders plus depreciation and amortization of real estate assets, reduced by gains on sales of investment properties and extraordinary items. AFFO further adjusts FFO for unique revenue and expense items which are not pertinent to the measurement of our ongoing operating performance. See our reconciliation of net income available to common stockholders to FFO and AFFO on page six.

Dividend Information
In June 2011, Realty Income announced the 55th consecutive quarterly dividend increase, which is the 62nd increase in the amount of the dividend since the Company’s listing on the New York Stock Exchange in 1994. The annualized dividend amount, as of June 30, 2011, was $1.7385 per share. The amount of the monthly dividends paid, during the first half of 2011, increased 0.8% to $0.866 per share from $0.859 per share in the same period of 2010. Through June 30, 2011, the Company has paid 491 consecutive monthly dividends, and over $2.0 billion in monthly dividends since 1969. Realty Income’s dividend reinvestment and stock purchase program can be accessed at www.realtyincome.com. The program is administered by Wells Fargo Shareowner Services.

Real Estate Portfolio Update

As of June 30, 2011, Realty Income’s portfolio of freestanding, single-tenant properties consisted of 2,523 properties located in 49 states, leased to 131 retail chains and other commercial enterprises doing business in 37 industries. The properties are leased under long-term, net leases with a weighted average remaining lease term of approximately 11.1 years.

Portfolio Management Activities
The Company’s portfolio of commercial real estate, owned primarily under 15- to 20-year net leases, continues to perform well and provide dependable lease revenue supporting the payment of monthly dividends. As of June 30, 2011, portfolio occupancy was 97.3% with 68 properties available for lease out of a total of 2,523 properties in the portfolio, as compared to 96.8% portfolio occupancy as of March 31, 2011 and 96.6% as of December 31, 2010.

Rent Increases
During the quarter ended June 30, 2011, same store rents on 2,165 properties under lease increased 1.8% to $81.0 million, as compared to $79.6 million for the same quarter in 2010. During the six months ended June 30, 2011, same store rents on 2,165 properties under lease increased 1.4% to $162.1 million, as compared to $159.9 million for the same period in 2010.

Property Acquisitions
During the second quarter of 2011, Realty Income invested $213.5 million in ten new properties and properties under development. The new properties are located in nine states and are 100% leased with an initial average lease term of 12.9 years and an initial average lease yield of 7.5%.

During the six months ended June 30, 2011, Realty Income invested $364.2 million in 36 new properties and properties under development. The new properties are located in 19 states and are 100% leased with an initial average lease term of 15.5 years and an initial average lease yield of 7.6%.

Realty Income maintains a $425 million unsecured acquisition credit facility, which is used to fund property acquisitions in the near term. As of June 30, 2011, there were no outstanding borrowings on the Company’s acquisition credit facility and the full $425 million was available to fund new property acquisitions. In addition, the Company had cash and cash equivalents of $155.7 million at June 30, 2011.

Property Dispositions
Realty Income continued to successfully execute its asset disposition program in the second quarter of 2011. The objective of this program is to sell assets when the Company believes the reinvestment of the sales proceeds will generate higher returns, enhance the credit quality of the Company's real estate portfolio, increase the average lease length, or decrease tenant or industry concentration.

During the quarter ended June 30, 2011, Realty Income sold six properties for $4.0 million, which resulted in a gain on sales of $1.3 million. During the six months ended June 30, 2011, Realty Income sold nine properties for $5.1 million, which resulted in a gain on sales of $1.4 million.

Other Activities

Re-opening Offering of Senior Unsecured Bonds Due 2035
In June 2011, Realty Income re-opened an offering of senior unsecured bonds due 2035. The original offering of $100 million of the 2035 senior unsecured bonds was priced in 2005 and, with the re-opening offering of $150 million, the total principal amount of bonds outstanding due in 2035 is $250 million. The newly-issued unsecured bonds were priced at 94.578% of their principal amount, for an effective yield to maturity of 6.318%.

New and Expanded Corporate Website Launched
In April 2011, Realty Income launched a new corporate website to provide shareholders and investors with more in-depth information about the Company. In addition to offering expanded content about Realty Income, the new site provides investors with easy access to get answers to their investment questions and allows them to sign up to receive various email communications from the Company. Visitors to the site can also enjoy educational videos as well as many charts, graphs, and other interesting comparative data.

Crest Net Lease
Crest is focused on acquiring and subsequently marketing net-leased properties for sale. Crest did not acquire or sell any properties during the second quarter. At June 30, 2011, Crest’s property inventory consisted of three properties held for investment. During the second quarter, Crest did not contribute to Realty Income’s FFO per share.

CEO Comments on Operating Results
Commenting on Realty Income’s financial results and real estate operations, Chief Executive Officer Tom A. Lewis said, “We are pleased to report substantial increases in both rental revenue and funds from operations (FFO) during the second quarter of 2011. In addition, our net-leased property portfolio once again exhibited strong performance in the second quarter of 2011 with occupancy increasing to 97.3% from 96.8%, at the end of the first quarter, and same store rents on 2,165 properties under lease also increasing 1.8% versus the same quarter a year ago.”

“During the second quarter, we continued to be quite active in property acquisitions investing $213.5 million in ten new properties, which included a number of properties that were part of a $544 million transaction that we announced earlier in 2011. The ten new properties were acquired at a lease yield of 7.5% and an initial average lease term of 12.9 years. We continue to see a substantial flow of acquisition opportunities for review and continue to believe that this year should be a very strong year for adding attractive acquisitions to our existing portfolio. Increasing and further diversifying our sources of revenue, by entering into lease agreements with quality tenants, continues to be our focus as we seek additional acquisitions.”

“We continued to be successful in accessing capital to permanently fund the acquisitions we have announced thus far. In addition to raising approximately $286 million through a common stock offering during the first quarter, we re-opened our senior unsecured bonds due 2035 to generate an additional $150 million in capital during the second quarter of 2011. With $156 million of cash on hand, and no balance on our $425 million acquisition credit facility at quarter end, we continue to have excellent liquidity and funds available to capitalize on the opportunities that may arise.”

“Finally, the solid operating performance allowed us to increase the amount of the dividend again this quarter. Providing monthly dividends that increase over time is our mission, so we remain focused on operating the business in a manner that supports the payment of monthly dividends to our shareholders that increase over time.”

FFO Commentary
Realty Income’s FFO per share has historically tended to be stable and fairly predictable because of the long-term leases that are the primary source of the Company’s revenue. There are, however, several factors that can cause FFO per share to vary from levels that have been anticipated by the Company. These factors include, but are not limited to, changes in interest rates and occupancy rates, periodically accessing the capital markets, the level and timing of property acquisitions and dispositions, lease rollovers, the general real estate market, the economy, charges for property impairments, and the operations of Crest.

2011 Estimates
The Company estimates that 2011 FFO per share should range from $1.98 to $2.02 per share, an increase of 8.2% to 10.4% over the 2010 FFO per share of $1.83. FFO per share for 2011 is based on an estimated net income per share range of $1.10 to $1.14 plus estimated real estate depreciation of $0.91 and reduced by potential gains on sales of investment properties of $0.03 per share (in accordance with NAREIT’s definition of FFO).

The Company estimates that 2011 Adjusted Funds from Operations (AFFO) per share should range between $2.03 to $2.05 per share, or an increase of 9.1% to 10.2% in annual AFFO growth, compared to its 2010 AFFO per share of $1.86. Per share AFFO estimate for 2011 is based on adding back items to FFO totaling $0.07 to $0.08, that reduce net income in accordance with Generally Accepted Accounting Principles (GAAP), and deducting capitalized expenditures and straight-line rent revenue items totaling $0.03 to $0.04, for a net increase of $0.03 to $0.05 over FFO.

About Realty Income
Realty Income is The Monthly Dividend Company®, a New York Stock Exchange real estate company dedicated to providing shareholders with dependable monthly income. As of June 30, 2011, the Company had paid 491 consecutive monthly dividends throughout its 42-year operating history. The monthly income is supported by the cash flows from over 2,500 properties owned under long-term lease agreements with regional and national retail chains and other commercial enterprises. The Company is an active buyer of net-leased properties nationwide. Additional information about the Company can be obtained from the corporate website at www.realtyincome.com.

Forward-Looking Statements
Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the Company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, the availability of capital to finance planned growth, continued volatility and uncertainty in the credit markets and broader financial markets, property acquisitions and the timing of these acquisitions, charges for property impairments, the outcome of any legal proceedings to which the Company is a party, and the profitability of Crest, the Company’s subsidiary, as described in the Company’s filings with the Securities and Exchange Commission. Consequently, forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Note to Editors: Realty Income press releases are available at no charge by calling our toll-free investor hotline number: 888-811-2001, or via the internet at http://www.realtyincome.com/invest/newsroom-library/press-releases.shtml.

CONSOLIDATED STATEMENTS OF INCOME
For the three and six months ended June 30, 2011 and 2010
(dollars in thousands, except per share amounts)

	Three Months Ended 6/30/11	Three Months Ended 6/30/10	Six Months Ended 6/30/11	Six Months Ended 6/30/10
REVENUE
Rental	$102,367	$82,202	$199,956	$164,614
Other	259	195	398	301
Total revenue	102,626	82,397	200,354	164,915

EXPENSES
Depreciation and amortization	29,001	23,287	55,750	46,280
Interest	25,647	21,576	50,769	42,971
General and administrative	7,987	6,650	15,857	13,360
Property	1,656	1,646	3,462	3,623
Income taxes	368	277	735	555
Total expenses	64,659	53,436	126,573	106,789
Income from continuing operations	37,967	28,961	73,781	58,126
Income from discontinued operations:
Real estate acquired for resale by Crest	220	238	442	449
Real estate held for investment	1,061	1,849	1,024	2,679
Total income from discontinued operations	1,281	2,087	1,466	3,128

Net income	39,248	31,048	75,247	61,254
Preferred stock cash dividends	(6,063)	(6,063)	(12,127)	(12,127)
Net income available to common stockholders	$33,185	$24,985	$63,120	$49,127

Funds from operations available to common stockholders (FFO)	$60,934	$46,791	$117,532	$93,443
Adjusted funds from operations available to common stockholders (AFFO)	$62,370	$47,730	$120,610	$95,344

Per share information for common stockholders:
Income from continuing operations, basic and diluted	$0.25	$0.22	$0.50	$0.44
Net income:
Basic	$0.26	$0.24	$0.52	$0.47
Diluted	$0.26	$0.24	$0.51	$0.47
FFO, basic
FFO before Crest contribution	$0.48	$0.45	$0.96	$0.90
Crest Net Lease	$0.00	$0.00	$0.00	$0.00
Total FFO	$0.48	$0.45	$0.96	$0.90
FFO, diluted(1)
FFO before Crest contribution	$0.48	$0.45	$0.95	$0.90
Crest Net Lease	$0.00	$0.00	$0.00	$0.00
Total FFO	$0.48	$0.45	$0.96	$0.90
AFFO
Basic	$0.50	$0.46	$0.98	$0.92
Diluted	$0.49	$0.46	$0.98	$0.92

Cash dividends paid per share	$0.434	$0.430	$0.866	$0.859

(1) The above FFO per share amounts have been rounded to the nearest two decimals and, as such, the individual amounts may not add up to the “Total FFO” amount.

FUNDS FROM OPERATIONS
(dollars in thousands, except per share amounts)

	Three Months Ended 6/30/11	Three Months Ended 6/30/10	Six Months Ended 6/30/11	Six Months Ended 6/30/10

Net income available to common stockholders	$33,185	$24,985	$63,120	$49,127
Depreciation and amortization:
Continuing operations	29,001	23,287	55,750	46,280
Discontinued operations	58	258	161	556
Depreciation of furniture, fixtures & equipment	(59)	(76)	(120)	(154)
Gain on sales of investment properties:
Continuing operations	(155)	--	(155)	--
Discontinued operations	(1,096)	(1,663)	(1,224)	(2,366)
Funds from operations available to common stockholders	$60,934	$46,791	$117,532	$93,443

FFO per common share, basic and diluted	$0.48	$0.45	$0.96	$0.90

Dividends paid to common stockholders	$55,008	$44,910	$106,131	$89,674

FFO in excess of dividends paid to common stockholders	$5,926	$1,881	$11,401	$3,769

Weighted average number of common shares used for computation per share:
Basic	125,999,323	103,612,454	122,547,027	103,653,250
Diluted	126,202,047	103,765,828	122,691,418	103,778,609

We define FFO, a non-GAAP measure, consistent with the National Association of Real Estate Investment Trust’s definition, as net income available to common stockholders, plus depreciation and amortization of real estate assets reduced by gains on sales of investment properties and extraordinary items.

ADJUSTED FUNDS FROM OPERATIONS (AFFO)
(dollars in thousands, except per share amounts)

Most companies in our industry use a similar measurement to AFFO, but they may use the term "CAD" (for Cash Available for Distribution) or "FAD" (for Funds Available for Distribution).

	Three Months Ended 6/30/11	Three Months Ended 6/30/10	Six Months Ended 6/30/11	Six Months Ended 6/30/10

Net income available to common stockholders	$33,185	$24,985	$63,120	$49,127
Cumulative adjustments to calculate FFO(1)	27,749	21,806	54,412	44,316
FFO available to common stockholders	$60,934	46,791	$117,532	93,443
Amortization of share-based compensation	2,167	1,715	4,347	3,476
Amortization of deferred financing costs(2)	474	343	850	683
Provisions for impairment	10	53	210	87
Capitalized leasing costs and commissions	(380)	(343)	(649)	(636)
Capitalized building improvements	(535)	(324)	(1,209)	(966)
Other adjustments(3)	(300)	(505)	(471)	(743)
Total AFFO available to common stockholders	$62,370	$47,730	$120,610	$95,344

AFFO per common share:
Basic	$0.50	$0.46	$0.98	$0.92
Diluted	$0.49	$0.46	$0.98	$0.92

Dividends paid to common stockholders	$55,008	$44,910	$106,131	$89,674

AFFO in excess of dividends paid to common stockholders	$7,362	$2,820	$14,479	$5,670

(1)	See FFO calculation above for reconciling items.
(2)
Amortization of deferred note financing costs includes the amortization of costs incurred and capitalized when our notes were issued in March 2003, November 2003, March 2005, September 2005, September 2006, September 2007, June 2010, June 2011 and when we assumed mortgages in June 2011. These costs are being amortized over the lives of these notes and mortgages. No costs associated with our credit facility agreements or annual fees paid to credit rating agencies have been included.

(3)	Includes straight-line rent revenue, and the amortization of above and below-market leases.

HISTORICAL FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS
(dollars in thousands, except per share amounts)

For the three months ended June 30,	2011	2010	2009	2008	2007

Net income available to common stockholders	$33,185	$24,985	$26,497	$26,988	$30,873
Depreciation and amortization	29,000	23,469	22,922	22,876	18,472
Gain on sales of investment properties	(1,251)	(1,663)	(2,239)	(3,052)	(585)
Total FFO	$60,934	$46,791	$47,180	$46,812	$48,760

Total FFO per diluted share	$0.48	$0.45	$0.46	$0.47	$0.49

Total FFO	$60,934	$46,791	$47,180	$46,812	$48,760
Add (less) FFO contributed by Crest	(189)	(158)	(226)	(1,295)	(4,282)
FFO before Crest contribution	$60,745	$46,633	$46,954	$45,517	$44,478

FFO components, per diluted share(1):
FFO before Crest contribution	$0.48	$0.45	$0.45	$0.45	$0.44
Crest FFO contribution	$0.00	$0.00	$0.00	$0.01	$0.04

Total FFO	$0.48	$0.45	$0.46	$0.47	$0.49

AFFO	$62,370	$47,730	$47,943	$49,202	$49,990

AFFO per diluted share	$0.49	$0.46	$0.46	$0.49	$0.50

Cash dividends paid per share	$0.434	$0.430	$0.426	$0.412	$0.381
Diluted shares outstanding	126,202,047	103,765,828	103,450,457	100,394,431	100,246,112

For the six months ended June 30,	2011	2010	2009	2008	2007

Net income available to common stockholders	$63,120	$49,127	$50,518	$50,686	$61,133
Depreciation and amortization	55,791	46,682	45,833	45,772	36,557
Gain on sales of investment properties	(1,379)	(2,366)	(2,436)	(3,709)	(2,391)
Total FFO	$117,532	$93,443	$93,915	$92,749	$95,299

Total FFO per diluted share	$0.96	$0.90	$0.91	$0.92	$0.95

Total FFO	$117,532	$93,443	$93,915	$92,749	$95,299
Add (less) FFO contributed by Crest	(369)	(365)	(102)	(1,101)	(6,030)
FFO before Crest contribution	$117,163	$93,078	$93,813	$91,648	$89,269

FFO components, per diluted share(1):
FFO before Crest contribution	$0.95	$0.90	$0.91	$0.91	$0.89
Crest FFO contribution	$0.00	$0.00	$0.00	$0.01	$0.06

Total FFO	$0.96	$0.90	$0.91	$0.92	$0.95

AFFO	$120,610	$95,344	$95,619	$97,910	$97,058

AFFO per diluted share	$0.98	$0.92	$0.92	$0.97	$0.97

Cash dividends paid per share	$0.866	$0.859	$0.851	$0.822	$0.761
Diluted shares outstanding	122,691,418	103,778,609	103,479,897	100,420,692	100,304,617

(1) The above FFO per share amounts have been rounded to the nearest two decimals and, as such, the individual amounts may not add up to the “Total FFO” amount.

CONSOLIDATED BALANCE SHEETS
As of June 30, 2011 and December 31, 2010
(dollars in thousands, except per share amounts)

	2011	2010
ASSETS
Real estate, at cost:
Land	$1,568,479	$1,520,413
Buildings and improvements	2,819,307	2,592,449
Total real estate, at cost	4,387,786	4,112,862
Less accumulated depreciation and amortization	(761,077)	(711,615)
Net real estate held for investment	3,626,709	3,401,247
Real estate held for sale, net	6,354	3,631
Net real estate	3,633,063	3,404,878
Cash and cash equivalents	155,671	17,607
Accounts receivable, net	10,899	11,301
Goodwill	17,206	17,206
Other assets, net	174,214	84,598
Total assets	$3,991,053	$3,535,590

LIABILITIES AND STOCKHOLDERS’ EQUITY
Distributions payable	$20,401	$19,051
Accounts payable and accrued expenses	51,963	47,019
Other liabilities	18,090	22,555
Line of credit payable	--	--
Mortgages payable, net	59,606	--
Notes payable	1,750,000	1,600,000
Total liabilities	1,900,060	1,688,625

Stockholders’ equity:
Preferred stock and paid in capital, par value $1.00 per share, 20,000,000 shares authorized, 13,900,000 issued and outstanding in 2011 and 2010	337,790	337,790
Common stock and paid in capital, par value $1.00 per share, 200,000,000 shares authorized, 126,865,242 and 118,058,988 shares issued and outstanding as of June 30, 2011 and December 31, 2010, respectively	2,354,676	2,066,287
Distributions in excess of net income	(601,473)	(557,112)
Total stockholders’ equity	2,090,993	1,846,965
Total liabilities and stockholders’ equity	$3,991,053	$3,535,590

Realty Income Performance vs. Major Stock Indices

			Equity						NASDAQ
	Realty Income		REIT Index(1)		DJIA		S&P 500		Composite
	Dividend	Total	Dividend	Total	Dividend	Total	Dividend	Total	Dividend	Total
	Yield	Return(2)	Yield	Return(3)	Yield	Return(3)	Yield	Return(3)	Yield	Return(4)

1995	8.3%	42.0%	7.4%	15.3%	2.4%	36.9%	2.3%	37.6%	0.6%	39.9%
1996	7.9%	15.4%	6.1%	35.3%	2.2%	28.9%	2.0%	23.0%	0.2%	22.7%
1997	7.5%	14.5%	5.5%	20.3%	1.8%	24.9%	1.6%	33.4%	0.5%	21.6%
1998	8.2%	5.5%	7.5%	(17.5%)	1.7%	18.1%	1.3%	28.6%	0.3%	39.6%
1999	10.5%	(8.7%)	8.7%	(4.6%)	1.3%	27.2%	1.1%	21.0%	0.2%	85.6%
2000	8.9%	31.2%	7.5%	26.4%	1.5%	(4.7%)	1.2%	(9.1%)	0.3%	(39.3%)
2001	7.8%	27.2%	7.1%	13.9%	1.9%	(5.5%)	1.4%	(11.9%)	0.3%	(21.1%)
2002	6.7%	26.9%	7.1%	3.8%	2.6%	(15.0%)	1.9%	(22.1%)	0.5%	(31.5%)
2003	6.0%	21.0%	5.5%	37.1%	2.3%	28.3%	1.8%	28.7%	0.6%	50.0%
2004	5.2%	32.7%	4.7%	31.6%	2.2%	5.6%	1.8%	10.9%	0.6%	8.6%
2005	6.5%	(9.2%)	4.6%	12.2%	2.6%	1.7%	1.9%	4.9%	0.9%	1.4%
2006	5.5%	34.8%	3.7%	35.1%	2.5%	19.0%	1.9%	15.8%	0.8%	9.5%
2007	6.1%	3.2%	4.9%	(15.7%)	2.7%	8.8%	2.1%	5.5%	0.8%	9.8%
2008	7.3%	(8.2%)	7.6%	(37.7%)	3.6%	(31.8%)	3.2%	(37.0%)	1.3%	(40.5%)
2009	6.6%	19.3%	3.7%	28.0%	2.6%	22.6%	2.0%	26.5%	1.0%	43.9%
2010	5.1%	38.6%	3.5%	27.9%	2.6%	14.0%	1.9%	15.1%	1.2%	16.9%
YTD Q2 2011	5.2%	0.5%	3.4%	10.6%	2.6%	8.6%	2.0%	6.0%	1.0%	4.5%
Compounded Average Annual Total Return(5)		17.3%		11.0%		9.6%		8.4%		8.0%

Note: All of these Dividend Yields are calculated as annualized dividend based on last dividend paid in applicable time period divided by closing price as of period end. Dividend Yield sources: NAREIT website and Bloomberg.

(1)	FTSE NAREIT US Equity REIT Index, as per NAREIT website.
(2)
Calculated as the difference between the closing stock price as of period end less the closing stock price as of previous period, plus dividends paid in period, divided by closing stock price as of end of previous period. Does not include reinvestment of dividends.

(3)	Includes reinvestment of dividends. Sources: NAREIT website and Factset.
(4)	Price only index, does not include dividends. Source: Factset.
(5)
All of these Compounded Average Annual Total Return rates are calculated in the same manner: from Realty Income’s NYSE listing on October 18, 1994 through June 30, 2011, and assuming reinvestment of dividends, except for NASDAQ. Past performance does not guarantee future performance. Realty Income presents this data for informational purposes only and makes no representation about its future performance or how it will compare in performance to other indices in the future.

Property Type

The following table sets forth certain property type information regarding Realty Income’s property portfolio (excluding properties owned by Crest) as of June 30, 2011 (dollars in thousands):

		Approximate	Rental Revenue for	Percentage of
	Number of	Leasable	the Quarter Ended	Rental
Property Type	Properties	Square Feet	June 30, 2011(1)	Revenue
Retail	2,470	19,774,900	$89,952	87.8%
Agriculture	14	184,500	4,883	4.8
Distribution	11	1,903,900	2,385	2.3
Manufacturing	6	1,418,600	1,931	1.9
Office	7	545,000	1,769	1.7
Industrial	15	850,500	1,557	1.5
Totals	2,523	24,677,400	$102,477	100.0%

(1)	Includes rental revenue for all properties owned by Realty Income at June 30, 2011, including revenue from properties reclassified as discontinued operations of $110.

Industry Diversification

The following table sets forth certain information regarding Realty Income’s property portfolio (excluding properties owned by Crest) classified according to the business of the respective tenants, expressed as a percentage of our total rental revenue:
	Percentage of Rental Revenue(1)
	For the Quarter	For the Years Ended
Industries	Ended June 30, 2011	Dec 31, 2010	Dec 31, 2009	Dec 31, 2008	Dec 31, 2007	Dec 31, 2006	Dec 31, 2005
Apparel stores	1.5%	1.2%	1.1%	1.1%	1.2%	1.7%	1.6%
Automotive collision services	0.9	1.0	1.1	1.0	1.1	1.3	1.3
Automotive parts	1.1	1.4	1.5	1.6	2.1	2.8	3.4
Automotive service	3.9	4.7	4.8	4.8	5.2	6.9	7.6
Automotive tire services	6.3	6.4	6.9	6.7	7.3	6.1	7.2
Aviation	0.1	--	--	--	--	--	--
Beverages	5.7	3.0	--	--	--	--	--
Book stores	0.1	0.1	0.2	0.2	0.2	0.2	0.3
Business services	*	*	*	*	0.1	0.1	0.1
Child care	5.4	6.5	7.3	7.6	8.4	10.3	12.7
Consumer electronics	0.5	0.6	0.7	0.8	0.9	1.1	1.3
Convenience stores	19.0	17.1	16.9	15.8	14.0	16.1	18.7
Crafts and novelties	0.2	0.3	0.3	0.3	0.3	0.4	0.4
Drug stores	3.9	4.1	4.3	4.1	2.7	2.9	2.8
Education	0.8	0.8	0.9	0.8	0.8	0.8	0.8
Entertainment	1.0	1.2	1.3	1.2	1.4	1.6	2.1
Equipment services	0.4	0.2	0.2	0.2	0.2	0.2	0.4
Financial services	0.7	0.2	0.2	0.2	0.2	0.1	0.1
Food Processing	0.4	--	--	--	--	--	--
General merchandise	0.7	0.8	0.8	0.8	0.7	0.6	0.5
Grocery stores	1.6	0.9	0.7	0.7	0.7	0.7	0.7
Health and fitness	6.1	6.9	5.9	5.6	5.1	4.3	3.7
Home furnishings	1.1	1.3	1.3	2.4	2.6	3.1	3.7
Home improvement	1.7	2.0	2.2	2.1	2.4	3.4	1.1
Motor vehicle dealerships	2.5	2.6	2.7	3.2	3.1	3.4	2.6
Office supplies	0.9	0.9	1.0	1.0	1.1	1.3	1.5
Packaging	0.2	--	--	--	--	--	--
Paper	0.1	--	--	--	--	--	--
Pet supplies and services	0.7	0.9	0.9	0.8	0.9	1.1	1.3
Restaurants – casual dining	11.2	13.4	13.7	14.3	14.9	7.0	5.5
Restaurants – quick service	6.3	7.7	8.3	8.2	6.6	4.9	3.9
Shoe stores	0.2	0.1	--	--	--	--	0.3
Sporting goods	2.7	2.7	2.6	2.3	2.6	2.9	3.4
Telecommunications	0.7	--	--	--	--	--	--
Theaters	7.8	8.9	9.2	9.0	9.0	9.6	5.2
Transportation services	2.1	0.2	0.2	0.2	0.2	0.3	0.3
Video rental	0.0	0.2	1.0	1.1	1.7	2.1	2.5
Other	1.5	1.7	1.8	1.9	2.3	2.7	3.0
Totals	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

* Less than 0.1%

(1)	Includes rental revenue for all properties owned by Realty Income at the end of each period presented, including revenue from properties reclassified as discontinued operations.

Tenant Diversification

Largest Tenants based on Percentage of Total Portfolio Rental Revenue at June 30, 2011
Diageo	5.4%	FreedomRoads/Camping World	2.6%
L.A. Fitness	5.1%	La Petite Academy	2.5%
AMC Theatres	5.1%	TBC Corporation	2.5%
Northern Tier Energy/Super America	4.9%	Couche-Tard/Circle K	2.4%
Hometown Buffet	4.8%	Sports Authority	2.2%
Friendly’s Ice Cream	3.9%	Boston Market	2.1%
The Pantry	3.5%	NPC International/Pizza Hut	2.1%
Rite Aid	2.9%

Lease Expirations

The following table sets forth certain information regarding Realty Income's property portfolio (excluding properties owned by Crest) regarding the timing of the lease term expirations (excluding extension options) on our 2,440 net leased, single-tenant properties as of June 30, 2011 (dollars in thousands):

	Total Portfolio				Initial Expirations(3)			Subsequent Expirations(4)
Year	Number of Leases Expiring(1)	Approximate Leasable Square Feet	Rental Revenue for the Quarter Ended June 30, 2011(2)	% of Total Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended June 30, 2011	% of Total Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended June 30, 2011	% of Total Rental Revenue
2011	87	664,500	$2,372	2.4%	40	$1,270	1.3%	47	$1,102	1.1%
2012	145	979,800	3,031	3.0	37	1,052	1.0	108	1,979	2.0
2013	158	1,331,200	5,156	5.2	65	2,968	3.0	93	2,188	2.2
2014	117	912,400	3,415	3.4	31	1,641	1.6	86	1,774	1.8
2015	158	820,300	3,919	3.9	78	2,211	2.2	80	1,708	1.7
2016	151	758,300	3,077	3.1	112	2,236	2.3	39	841	0.8
2017	52	491,600	1,868	1.9	39	1,605	1.6	13	263	0.3
2018	49	1,261,200	3,234	3.2	41	3,027	3.0	8	207	0.2
2019	109	1,087,700	5,794	5.8	101	5,369	5.4	8	425	0.4
2020	85	1,544,500	3,952	4.0	75	3,606	3.6	10	346	0.4
2021	182	1,874,100	8,040	8.1	176	7,605	7.7	6	435	0.4
2022	104	803,600	4,009	4.0	103	3,961	4.0	1	48	*
2023	251	1,864,500	9,123	9.2	249	9,049	9.1	2	74	0.1
2024	63	570,000	2,444	2.5	63	2,444	2.5	--	--	--
2025-2043	729	8,144,500	40,108	40.3	713	39,784	40.1	16	324	0.2
Totals	2,440	23,108,200	$99,542	100.0%	1,923	$87,828	88.4%	517	$11,714	11.6%

*Less than 0.1%

(1)
Excludes 16 multi-tenant properties and 68 vacant unleased properties, one of which is a multi-tenant property. The lease expirations for properties under construction are based on the estimated date of completion of those properties.

(2)
Includes rental revenue of $110 from properties reclassified as discontinued operations and excludes revenue of $2,935 from 16 multi-tenant properties and from 68 vacant  and unleased properties at June 30, 2011.

(3)	Represents leases to the initial tenant of the property that are expiring for the first time.
(4)	Represents lease expirations on properties in the portfolio, which have previously been renewed, extended or re-tenanted.

Geographic Diversification

The following table sets forth certain state-by-state information regarding Realty Income’s property portfolio (excluding properties owned by Crest) as of June 30, 2011 (dollars in thousands):

State	Number of Properties	Percent Leased	Approximate Leasable Square Feet	Rental Revenue for the Quarter Ended June 30, 2011(1)	Percentage of Rental Revenue
Alabama	62	97%	420,200	$1,889	1.8%
Alaska	2	100	128,500	287	0.3
Arizona	83	98	561,700	2,838	2.8
Arkansas	17	100	92,400	385	0.4
California	82	100	1,675,500	10,568	10.3
Colorado	50	96	467,000	1,860	1.8
Connecticut	23	96	269,100	1,167	1.1
Delaware	17	100	33,300	431	0.4
Florida	171	95	1,849,300	7,500	7.3
Georgia	133	96	1,031,900	4,270	4.2
Hawaii	--	--	--	--	--
Idaho	12	83	80,700	312	0.3
Illinois	88	99	1,308,500	5,819	5.7
Indiana	81	96	729,900	3,528	3.4
Iowa	21	100	290,600	1,023	1.0
Kansas	32	91	631,900	1,303	1.3
Kentucky	23	100	134,700	706	0.7
Louisiana	33	100	296,300	1,081	1.0
Maine	3	100	22,500	162	0.1
Maryland	28	100	266,600	1,604	1.6
Massachusetts	64	98	575,400	2,550	2.5
Michigan	54	100	287,200	1,309	1.3
Minnesota	151	99	1,010,900	6,755	6.6
Mississippi	72	97	360,700	1,546	1.5
Missouri	65	97	775,800	2,824	2.8
Montana	2	100	30,000	77	0.1
Nebraska	19	95	196,300	486	0.5
Nevada	14	100	308,800	1,003	1.0
New Hampshire	14	100	109,300	587	0.6
New Jersey	33	100	261,300	1,944	1.9
New Mexico	9	100	58,400	197	0.2
New York	39	97	495,000	2,575	2.5
North Carolina	95	99	582,500	2,974	2.9
North Dakota	6	100	36,600	59	0.1
Ohio	135	95	1,056,000	3,650	3.6
Oklahoma	35	100	755,400	1,502	1.5
Oregon	19	95	371,100	888	0.9
Pennsylvania	102	99	797,100	3,641	3.5
Rhode Island	3	100	11,000	59	0.1
South Carolina	98	100	371,400	2,314	2.2
South Dakota	10	100	89,800	186	0.2
Tennessee	130	96	755,200	2,971	2.9
Texas	216	97	3,046,600	9,644	9.4
Utah	5	100	92,100	248	0.2
Vermont	4	100	12,700	128	0.1
Virginia	104	96	1,366,100	3,610	3.5
Washington	34	94	276,500	951	0.9
West Virginia	2	100	23,000	121	0.1
Wisconsin	27	93	269,200	945	0.9
Wyoming	1	0	5,400	0	0.0
Totals/Average	2,523	97%	24,677,400	102,477	100.0%

(1)	Includes rental revenue for all properties owned by Realty Income at June 30, 2011, including revenue from properties reclassified as discontinued operations of $110.